Exhibit 99.2
CONTACT:
U.S. Physical Therapy, Inc.
Larry McAfee, Chief Financial Officer
Chris Reading, Chief Executive Officer
(713) 297-7000
Stephanie Carrington / Amy Glynn
The Ruth Group
(646) 536-7017 / 7023
U.S. Physical Therapy Extends Term
of $50,000,000 Credit Line
Houston, TX, October 14, 2010 – U.S. Physical Therapy, Inc. (NasdaqGS: USPH), a national operator of outpatient physical therapy clinics, announced today that it has renewed and extended the term of its $50,000,000 revolving credit agreement through August 2015. The loan facility is provided to the Company by Bank of America. Credit line proceeds may be used for working capital purposes and acquisitions. At present, outstanding borrowings total $3,000,000 under the loan facility.
Larry McAfee, Executive Vice President and Chief Financial Officer, said, “Although the term of the loan facility originally ran through 2011, we decided that this was an opportune time to renew and extend the agreement. We appreciate Bank of America’s continued support. U.S. Physical Therapy has continued to produce excellent net cash flow which has enabled us to fund day-to-day operations, capital expenditures and de novo clinic development. The significant unused balance under the credit line and its multi-year term ensure that the Company has long-term capital available to fund acquisition opportunities.”
Forward-Looking Statements
This press release contains statements that are considered to be forward-looking within the meaning under Section 21E of the Securities Exchange Act of 1934. These statements contain forward-looking information relating to the financial condition, results of operations, plans, objectives, future performance and business of our Company. These statements (often using words such as “believes”, “expects”, “intends”, “plans”, “appear”, “should” and similar words) involve risks and uncertainties that could cause actual results to differ materially from those we project. Included among such statements are those relating to opening new clinics, availability of personnel and the reimbursement environment. The forward-looking statements are based on our current views and assumptions and actual results could differ materially from those anticipated in such forward-looking statements as a result of certain risks, uncertainties, and

U.S. Physical Therapy Press Release October 14, 2010	Page 2
factors, which include, but are not limited to:
•	changes in Medicare guidelines and reimbursement or failure of our clinics to maintain their Medicare certification status;

•	revenue and earnings expectations;

•	general economic conditions;

•	business and regulatory conditions including federal and state regulations;

•	changes as the result of government enacted national healthcare reform;

•	availability and cost of qualified physical and occupational therapists;

•	personnel productivity;

•	competitive, economic or reimbursement conditions in our markets which may require us to reorganize or close certain clinics and thereby incur losses and/or closure costs including the possible write-down or write-off of goodwill and other intangible assets;

•	changes in reimbursement rates or payment methods from third party payors including government agencies and deductibles and co-pays owed by patients;

•	maintaining adequate internal controls;

•	availability, terms, and use of capital;

•	acquisitions and the successful integration of the operations of the acquired businesses; and

•	weather and other seasonal factors.
Many factors are beyond our control. Given these uncertainties, you should not place undue reliance on our forward-looking statements. Please see our periodic reports filed with the Securities and Exchange Commission (the “SEC”) for more information on these factors. Our forward-looking statements represent our estimates and assumptions only as of the date of this press release. Except as required by law, we are under no obligation to update any forward-looking statement, regardless of the reason the statement is no longer accurate.
About U.S. Physical Therapy, Inc.
Founded in 1990, U.S. Physical Therapy, Inc. operates 372 clinics in 42 states. The Company’s clinics provide preventative and post-operative care for a variety of orthopedic-related disorders and sports-related injuries, non-surgical treatment of osteoarthritis, treatment for neurologically-related injuries and rehabilitation of injured workers. In addition to owning and operating clinics, the Company manages physical therapy facilities for third parties, including hospitals and physician groups. U.S. Physical Therapy was named to Forbes list of America’s 200 Best Small Companies for 2009.
More information about U.S. Physical Therapy, Inc. is available at www.usph.com. The information included on that website is not incorporated into this press release.
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